Exhibit 10.2

AMENDMENT TO THE AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This AMENDMENT TO THE AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Amendment”) is made as of August 28, 2025 (the “Effective Date”) by iHeartMedia Management Services, Inc. (“iHMMS”), iHeartMedia, Inc. (“iHeartMedia”, and together with iHMMS, the “Company”) and Richard J. Bressler (the “Employee”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement (as defined below).

W I T N E S S E T H.

WHEREAS, the parties hereto desire to amend the Amended and Restated Employment Agreement, dated as of March 28, 2022, by and between the Company and the Employee (the “Agreement”), as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	The first two sentences of Section 1 (Term of Employment) of the Agreement are hereby deleted and replaced in their entirety with the following:

“The Company hereby agrees to employ the Employee, and the Employee hereby agrees to be employed by the Company, in accordance with the terms and conditions of this Agreement, for the period commencing on the Effective Date and ending on December 31, 2029 (the “Extended Term”). At the conclusion of the Extended Term, this Agreement shall automatically terminate, unless the parties mutually agree on or prior to October 1, 2029 to extend the term of the Agreement (in which case, all terms and conditions of this Agreement shall remain the same); provided, however, that the terms of this Agreement may be modified in accordance with Section 15.”

2.

The following new Sections 3(D) (Aircraft Security Policy) and 3(E) (Reimbursement) are hereby added to the Agreement, and Sections 3(D) through 3(F) of the Agreement are hereby renumbered as Sections 3(F) through 3(H), respectively:

“(D) AIRCRAFT SECURITY POLICY. If required by the Company, including pursuant to any Company policy, the Employee shall use Company aircraft for travel that is not for Company business to the extent necessary for security purposes.

(E) REIMBURSEMENT. The Employee shall reimburse the Company to the extent that the Employee’s personal use of Company aircraft exceeds $250,000 in the aggregate for any applicable calendar year during the Term. All reimbursements by the Employee for non-business use of Company aircraft shall be consistent with Company policies established from time to time (including reimbursements calculated by reference to the incremental cost to the Company that would be reportable with respect to the Employee in accordance with Item 402 of Regulation S-K, including any amendments or successor rules thereto).”

3.	The first sentence of Section 4(C) (Nonsolicitation; Noninterference) of the Agreement is hereby deleted and replaced in its entirety with the following:

“During the Term and for a period of eighteen (18) months thereafter, the Employee agrees that the Employee shall not, except in the furtherance of the Employee’s performance of his services to the Company, directly or indirectly, individually or on behalf of any other person, firm, corporation or other entity, (i) solicit, aid or induce any customer of the Company or any of its subsidiaries or affiliates to purchase goods or services then sold by the Company or any of its subsidiaries or affiliates from another person, firm, corporation or other entity or assist or aid any other person or entity in identifying or soliciting any such customer, (ii) solicit, aid or induce any employee, representative or agent of the Company or any of its subsidiaries or affiliates (other than the Employee’s executive assistants) to leave such employment or retention or to accept employment with or render services to or with any other person, firm, corporation or other entity unaffiliated with the Company or hire or retain any such employee, representative or agent, or take any action to materially assist or aid any other person, firm, corporation or other entity in identifying, hiring or soliciting any such employee, representative or agent, or (iii) interfere, or aid or induce any other person or entity in interfering, with the relationship between the Company or any of its subsidiaries or affiliates and any of their respective vendors, joint venturers or licensors.”

4.	The second and third sentences of Section 5(D) (Termination by Employee with Good Reason) of the Agreement are hereby deleted and replaced in their entirety with the following:

“If the Employee elects to terminate this Agreement with “Good Reason” as described above in this paragraph, the Employee must provide the Company written notice within thirty (30) days of the occurrence of Good Reason, after which the Company shall have fifteen (15) business days within which to cure. If in spite of the Company’s efforts to cure, the Employee still elects to terminate this Agreement, he must terminate employment within ten (10) days after the end of the cure period.”

5.	Section 5(E) (Termination by Employee due to Retirement) of the Agreement is hereby deleted and replaced in its entirety with the following:

“(E) TERMINATION BY EMPLOYEE DUE TO RETIREMENT. The Employee may terminate his employment with the Company due to a “Retirement Termination”, which is defined as a termination of employment due to retirement on or following December 31, 2029; provided, however, that the Employee must provide at least 60 days’ written notice of his anticipated retirement. For clarity, the definition of “Retirement Termination,” as originally contained in the Agreement, shall continue to apply, to the extent incorporated by reference in an applicable equity award agreement, to any equity awards that are outstanding as of the date of the Amendment to this Agreement.”

6.	The second sentence of Section 6(C) (Termination by Employee with Good Reason) of the Agreement is hereby deleted and replaced in its entirety with the following:

“In addition, if the Employee has signed and returned (and has not revoked) the Release by the sixtieth (60th) day following the Employee’s date of termination, the Company will (i) pay to the Employee, in periodic ratable installment payments twice per month over a period of two years following such date of termination in accordance with ordinary payroll practices and deductions in effect on the date of termination, an aggregate amount equal to two times the sum of the Employee’s Base Salary and Target Bonus; (ii) pay the Employee on a monthly basis an additional amount equal to all COBRA premium payments paid by Employee for continuation of healthcare coverage during the 18-month period following the Employee’s date of termination; and (iii) pay to the Employee a Prorated Performance Bonus.”

7.	Section 6(E) (Retirement Termination) of the Agreement is hereby deleted and replaced in its entirety with the following:

“(E) RETIREMENT TERMINATION. If the Employee’s employment ends by reason of a Retirement Termination, then Employee’s employment shall end on the date set forth in Employee’s notice of retirement, or such earlier date as is determined by Company and the Company will, within 45 days, pay in a lump sum amount to the Employee his accrued and unpaid Base Salary, any Earned Bonus (including for calendar year 2029) and any payments to which he may be entitled under any applicable employee benefit plan or policy or any equity award agreement (according to the terms of such plans and policies). In addition, outstanding equity awards granted at least six months prior to the Retirement Termination date (i) that are subject to time-vesting only, will vest and be settled in accordance with the original vesting schedule and (ii) that are subject to the achievement of performance goals, will remain outstanding and eligible to vest based on actual performance.”

8. Except as specifically set forth herein, the Agreement and all of its terms and conditions remain in full force and effect, and the Agreement is hereby ratified and confirmed in all respects, except that on or after the date of this Amendment this Amendment shall be incorporated in and form a part of the Agreement, and all references in the Agreement to “this Agreement,” “hereto,” “hereof,” “hereunder,” or words of like import shall mean the Agreement as amended by this Amendment.

9. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and such counterpart together shall constitute one and the same instrument.

10. This Amendment, including the validity, interpretation, construction and performance of this Amendment, shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed in such State, without regard to such State’s conflicts of law principles.

11. This Amendment shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto. Except as expressly provided herein, all terms and conditions of the Agreement shall remain in full force and effect. The Agreement, as amended by this Amendment, embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

iHeartMedia, Inc.

By:	/s/ David Hillman

Name:	David Hillman
Title:	Executive Vice President, Chief Legal Officer & Secretary

iHeartMedia Management Services, Inc.

By:	/s/ David Hillman

Name:	David Hillman
Title:	Executive Vice President, Chief Legal Officer & Secretary

Employee

/s/ Richard J. Bressler
Richard J. Bressler

[SIGNATURE PAGE TO AMENDMENT TO THE AMENDED AND RESTATED EMPLOYMENT AGREEMENT]